Exhibit 10.16

Warrant No.

Number of Shares:

(subject to adjustment)

Date of Issuance:

Original Issue Date (as defined in subsection

2(a)):

WEWORK COMPANIES INC.

Common Stock Purchase Warrant

(Void after                     )

WeWork Companies Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that                      (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and at or before 5:00 p.m. (New York City time) on                      (the “Expiration Time”),              shares of Class A Common Stock, $0.001 par value per share, of the Company (“Common Stock”), at a purchase price of $             per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1.	Exercise.

(a) Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time at or prior to the Expiration Time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(b) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above (the “Exercise Date”). At such time, the Registered Holder shall be deemed to have become the holder of record of the Warrant Shares represented by such certificates.

(c) Issuance of Certificates. Promptly following the exercise of this Warrant in whole or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder:

(i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

2.	Adjustments.

(a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(d) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

(e) Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(d)) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the board of directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, promptly thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based.

3.

Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the fair market value per share of Common Stock, as determined by the board of directors of the Company.

4.	Investment Representations. The Registered Holder represents and warrants to the Company as follows:

(a) Investment. It is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(b) Accredited Investor. The Registered Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”).

(c) Experience. The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

(d) Company Member. The Registered Holder entered into a “Membership Agreement” with the Company at the Company’s location at 154 Grand Street, New York, NY 10013 on or before February 2011.

5.	Transfers.

(a) Warrant. This Warrant shall not be transferrable.

(b) Disposition of Warrant Shares. The Registered Holder hereby agrees that the Registered Holder shall make no disposition of any of the Warrant Shares (other than as permitted by this Warrant) unless and until:

(i) the Registered Holder shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(ii) the Registered Holder shall have complied with all requirements of this Warrant applicable to the disposition of the Warrant Shares;

(iii) the Registered Holder shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Warrant Shares under the Act or under any applicable state securities laws or (ii) all appropriate actions necessary for compliance with the registration requirements of the Act or of any exemption from registration available under the Act (including Rule 144) or applicable state securities laws have been taken; and

(iv) The Registered Holder shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Warrant or Warrant Shares pursuant to the provisions of any applicable securities laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Act or under any other applicable securities laws for the sale of the Warrant or the issuance of Warrant Shares thereunder.

(c) Restrictions on Transfer. The Registered Holder shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Warrant Shares which are subject to the Company’s Right of First Refusal described in Section 8, except as permitted by this Warrant.

(d) Transferee Obligations. Each person (other than the Company) to whom the Warrant Shares are transferred by means of one of the permitted transfers specified in this Warrant must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Warrant and that the transferred Warrant Shares are subject to (i) the Company’s Right of First Refusal granted hereunder and (ii) the market stand-off provisions of Section 7 below, to the same extent such Warrant Shares would be so subject if retained by the Registered Holder.

6.

Legends, etc. The Registered Holder understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Warrant Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between the Registered Holder and the Company, or any agreement between the Registered Holder and any third party (and any other legend(s) that the Company may become obligated to place on the stock certificate(s) evidencing the Warrant Shares under the terms of any agreement to which the Company is or may become bound or obligated):

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A WARRANT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF FIRST REFUSAL, ARE BINDING ON TRANSFEREES OF THESE SHARES.

(c) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN WARRANT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS (AND POSSIBLY LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

The Registered Holder agrees that if the Registered Holder becomes a party to the Stockholders’ Agreement, then the Registered Holder agrees that the stock certificate(s) evidencing the Warrant Shares shall, in addition, bear any legends required under the Stockholders’ Agreement.

(d) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. The Company will not be required (i) to transfer on its books any Warrant Shares that have been sold or otherwise transferred in violation of any of the provisions of this Warrant or (ii) to treat as owner of such Warrant Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Warrant Shares have been so transferred.

7.

Market Standoff Provision. The Registered Holder agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of common stock of the Company (determined on an as-converted into common stock basis), the Registered Holder will not, for a period of up to one hundred eighty (180) days (plus up to an additional thirty five (35) days to the extent reasonably requested by the Company or such underwriter(s) to accommodate regulatory restrictions on the publication or other distribution of research reports or earnings releases by the Company, including NASD and NYSE rules) following the effective date of the registration statement filed with the Securities and Exchange Commission (the “SEC”) relating to the initial underwritten sale of securities of the Company to the public under the Securities Act (the “IPO”), directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into common stock of the Company, except for: (i) transfers of

Warrant Shares permitted under Section 8(f) hereof so long as such transferee furnishes to the Company and the managing underwriter their written consent to be bound by this Section 7 as a condition precedent to such transfer; and (ii) sales of any securities to be included in the registration statement for the IPO. For the avoidance of doubt, the provisions of this Section 7 shall only apply to the IPO. The restricted period shall in any event terminate two (2) years after the closing date of the IPO. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Warrant Shares subject to this Section 7 and to impose stop transfer instructions with respect to the Warrant Shares until the end of such period. The Registered Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer. For the avoidance of doubt, the foregoing provisions of this Section 7 shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.

8.

Company’s Right of First Refusal. Before any Warrant Shares held by the Registered Holder or any transferee of such Warrant Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Warrant Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section 8 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Warrant.

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as specified below.

(c) Purchase Price. The purchase price for the Offered Shares purchased under this Section 8 will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) then the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Committee. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Committee, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

(d) Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 8, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within ninety (90) days after the date of the Notice, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section 8 will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such ninety (90) day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Warrant Shares held by the Holder may be sold or otherwise transferred.

(f) Exempt Transfers. Notwithstanding anything to the contrary in this Section 8, the following transfers of Warrant Shares will be exempt from the Right of First Refusal: (i) any transfer of Warrant Shares made pursuant to a statutory merger, statutory consolidation of the Company with or into another corporation or corporations or a conversion of the Company into another form of legal entity (except that the Right of First Refusal will continue to apply thereafter to such Warrant Shares, in which case the surviving corporation of such merger or consolidation or the resulting entity of such conversion shall succeed to the rights of the Company under this Section 8 unless the agreement of merger or consolidation or conversion expressly otherwise provides); or (ii) any transfer of Warrant Shares pursuant to the winding up and dissolution of the Company.

(g) Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Warrant Shares: (i) on the effective date of the first sale of securities of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of securities of the Company pursuant to a business combination or an employee incentive or benefit plan); (ii) on any transfer or conversion of Warrant Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act; or (iii) on any transfer or conversion of Shares made pursuant to a statutory conversion of the Company into another form of legal entity if the common equity (or comparable equity security) of entity resulting from such conversion is registered under the Exchange Act.

(h) Encumbrances on Shares. The Registered Holder may grant a lien or security interest in, or pledge, hypothecate or encumber Warrant Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not adversely affect or impair the Right of First Refusal or the rights of the Company and/or its assignee(s) with respect thereto and will not apply to such Warrant Shares after they are acquired by the Company and/or its assignees under this Section 8; and (ii) the provisions of this Agreement will continue to apply to such Warrant Shares in the hands of such party and any transferee of such party.

(i) Effect of Stockholders’ Agreement. If the Registered Holder is, or at any time hereafter becomes, a party to or otherwise bound by (i) the Third Amended and Restated Stockholders’ Agreement, dated as of June 23, 2015, among the Company and certain stockholders and other investors in the Company, as such may be amended and/or restated from time to time and/or (ii) any other agreement that is a successor to or replacement of such agreement (collectively, the “Stockholders’ Agreement”), then, in the event of any conflict or inconsistency between the provisions of this Section 8 and any provisions in the Stockholders’ Agreement granting the Company and/or other security holders of the Company rights of first refusal and/or co-sale rights with respect to any or all of the Shares, the Registered Holder agrees with the Company that the terms and conditions of the Stockholders’ Agreement shall apply, govern, supersede and prevail over (and in lieu of) the provisions of this Section 8 so long as the Stockholders’ Agreement is in effect and the Registered Holder is a party to or bound thereby. If the Stockholders’ Agreement is no longer in effect or if the Registered Holder is not a party to or bound thereby, then the provisions of this Section 8 shall apply in full force and effect until termination of the Right of First Refusal.

9.	Irrevocable Proxy and Power of Attorney.

(a) Grant of Proxy and Power of Attorney. The Registered Holder hereby constitutes and appoints as proxy of the Registered Holder and hereby grants a power of attorney to each of We Holdings LLC (“WH”), any designee of WH and Adam Neumann (each with full power of substitution and each a “Designee”), and each of them, with full power and authority in the name of, and for and behalf of, the Registered Holder with respect to any matters submitted to the stockholders for consent or vote, and hereby authorizes each Designee to represent and to vote all of the Warrant Shares in any such matter. The proxy and power of attorney granted pursuant to the immediately preceding sentence (i) is given in consideration of the agreements of the parties in connection with the transactions contemplated by this agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until WH and Adam Neumann terminate this Section 9 in writing (such time, the “Termination Time”) and (ii) shall not be effective in connection with a stockholder vote pursuant to Section 280G(b)(5) of the Code.

(b) Revocation of Prior Proxies. The Registered Holder hereby revokes any and all previous proxies or powers of attorney, if any, with respect to the Warrant Shares and shall not hereafter, unless and until the Termination Time, purport to grant any other proxy or power of attorney with respect to any of the Warrant Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Warrant Shares, in each case, with respect to any of the matters set forth herein.

10.

Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

11.

No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Upon an exercise of the Right of First Refusal, the Registered Holder will have no further rights as a holder of the Warrant Shares so purchased upon such exercise, other than the right to receive payment for the Warrant Shares so purchased in accordance with the provisions of this Warrant, and the Registered Holder will promptly surrender the stock certificate(s) evidencing the Warrant Shares so purchased to the Company for transfer or cancellation.

12.

Escrow. As security for the Registered Holder’s faithful performance of this Warrant, the Registered Holder agrees, immediately upon receipt of the stock certificate(s) evidencing the Warrant Shares, to deliver such certificate(s) to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Warrant Shares as are in accordance with the terms of this Warrant. The Registered Holder and the Company agree that Escrow Holder will not be liable to any party to this Warrant (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Warrant. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Warrant and will not be liable for any act or omission taken by Escrow Holder in good faith reliance on such documents, the advice of counsel or a court order. The Warrant Shares will be released from escrow upon termination of the Right of First Refusal.

13.

Stockholders’ Agreement. As a material inducement and consideration for the Company to enter into this Warrant, the Registered Holder hereby agrees that if, the Company requests the Registered Holder to enter into and become a party to the Stockholders’ Agreement and, among other things, (i) to subject the Warrant Shares to the rights of first refusal held by the Company and other Company investors thereunder and the co-sale rights of other investors thereunder and (ii) pursuant to which the Registered Holder would agree to vote all shares of Company stock held by the Registered Holder for the election of directors and in favor of certain material transactions (such as mergers or sales of the Company), then the Registered Holder will enter into such agreement and execute and deliver a signature page thereto (as requested by the Company) in such capacity as the Company requests, at the time of exercising this Warrant and as a condition to such exercise or at any later time.

14.

Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

15.	Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

16.	Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

17.	Facsimile Signatures. This Warrant may be executed by facsimile signature.

EXECUTED as of the Date of Issuance indicated above.

WEWORK COMPANIES INC.

By:
Title: General Counsel

ACCEPTED AND AGREED:

[ ]

By:
Title:

EXHIBIT I

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.             ), hereby elects to purchase (check applicable box):

☐                          shares of the Class A Common Stock of WeWork Companies Inc. covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of $                     in lawful money of the United States

Signature:

Address: